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                                                            EXHIBIT NO. 23.1


                               CONSENT OF COUNSEL

     Stephen A, Zrenda, Jr., P.C., hereby consents to the use of its name under the heading "Legal Matters" in the Form S-3 Registration Statement of Florida Gaming Corporation.

                                             STEPHEN A. ZRENDA, JR., P.C.



                                             By: /s/ Stephen A. Zrenda, Jr.
                                                --------------------------------
                                                       Stephen A. Zrenda, Jr.

1520 Liberty Tower
100 North Broadway
Oklahoma City, Oklahoma 73102-8601

November 14, 1995